EXHIBIT 23.1

Consent of Independent Auditors

The Board of Directors
CNET Networks, Inc.:

We consent to incorporation by reference in the registration statements on Forms S-8 (File Nos. 333-105563, 333-85374, 333-65224, 333-58724, 333-35458, 333-78247, 333-67325, 333-34491, 333-07671, and 333-07667) of CNET Networks, Inc. and subsidiaries of our reports dated January 26, 2004, relating to the consolidated balance sheets of CNET Networks, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2003, and the related financial statement schedule, which reports appear in the December 31, 2003 annual report on Form 10-K of CNET Networks, Inc. and subsidiaries. Our reports contain an explanatory paragraph that refers to the Company’s adoption of Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets, on January 1, 2002.

San Francisco, California
February 27, 2004